SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported)
                       November 10, 1997 (August 27, 1997)
                    ----------------------------------------



                           VERMONT PURE HOLDINGS, LTD.
             (Exact name of Registrant as specified in its charter)

     Delaware                          1-11254                   06-1325376
(State or other jurisdiction       (Commission File             (IRS Employer
  of incorporation)                     Number)              Identification No.)



                    Route 66; P.O. Box C; Randolph, VT 05060
                    (Address of principal executive offices)



                                 (802) 728-3600
               Registrant's telephone number, including area code




          (Former name or former address, if changed since last report)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                 VERMONT PURE HOLDINGS, LTD.
                                                        (Registrant)


Date:   November 10, 1997           By: /s/ Bruce S. MacDonald
      ------------------               -----------------------
                                       Bruce S. MacDonald
                                       Vice President, Chief Financial
                                       Officer (Principal Accounting
                                       Officer and Principal Financial Officer)

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial statements of business acquired.

         (b) Pro forma financial information.

                                   Item 7 (a)
                    Financial Statements of Business Acquired

                        EXCELSIOR SPRINGS WATER CO., INC.

                          INDEX TO FINANCIAL STATEMENTS





                                                                   PAGE  NUMBER

Independent Auditor's Report                                            2

Balance Sheet                                                           3

Statement of Operations                                                 4

Statement of Changes in Stockholders' Equity                            5

Statement of Cash Flows                                               6-7

Notes to Financial Statements                                         8-13

Unaudited Financial Statements                                       14-17

                          INDEPENDENT AUDITOR'S REPORT



Board of Directors
Excelsior Springs Water Co., Inc.

      We have audited the accompanying balance sheet of Excelsior Springs Water Co., Inc. as of October 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Excelsior Springs Water Co., Inc. as of October 31, 1996, and the results of its operations, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                              /S/ Feldman Radin $ Co., P.C.
                                                  FELDMAN RADIN & CO., P.C.
                                                  Certified Public Accountants


New York, New York
September 24 , 1997



                                            EXCELSIOR SPRINGS WATER CO., INC.

                                                      BALANCE SHEET

                                                     OCTOBER 31, 1996


                                                          ASSETS
CURRENT ASSETS:
       Cash                                                                                              $          10,716
       Trade accounts receivable, less allowance for doubtful
          accounts of $16,128                                                                                      223,532
       Inventories                                                                                                 135,866
       Prepaid expenses and other current assets                                                                     4,047
                                                                                                           ----------------

            TOTAL CURRENT ASSETS                                                                                   374,161
                                                                                                           ----------------

PROPERTY, PLANT & EQUIPMENT, net of accumulated
       depreciation of $1,442,051                                                                                1,296,132

OTHER ASSETS                                                                                                        27,370
                                                                                                           ----------------

                                                                                                         $       1,697,663
                                                                                                           ================

                                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
       Short-term debt                                                                                   $          99,004
       Current installments of long-term debt                                                                      486,011
       Trade accounts payable                                                                                      330,184
       Accrued expenses                                                                                            134,066
       Deposits                                                                                                    226,256
                                                                                                           ---------------
            TOTAL CURRENT LIABILITIES                                                                            1,275,521

LONG-TERM DEBT, excluding current installments                                                                     310,661

                                                                                                           ----------------
TOTAL LIABILITIES                                                                                                1,586,182
                                                                                                           ----------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
       Common stock, no par value. authorized 200 shares;
            issued and outstanding 83 shares                                                                        10,000
       Additional paid in-capital                                                                                1,224,005
       Accumulated deficit                                                                                      (1,122,524)
                                                                                                           ----------------
            TOTAL SHAREHOLDERS' EQUITY                                                                             111,481
                                                                                                           ----------------

                                                                                                         $       1,697,663
                                                                                                           ================

                                            See notes to financial statements

                                                           -3-


                                   EXCELSIOR SPRINGS WATER CO., INC.

                                        STATEMENT OF OPERATIONS

                                            OCTOBER 31, 1996

SALES                                                                                  $       2,723,172

COST OF SALES                                                                                  1,277,235
                                                                                         ----------------

GROSS PROFIT                                                                                   1,445,937

EXPENSES:
       Selling, general, and administrative expenses                                           1,380,673

                                                                                         ----------------
OPERATING INCOME                                                                                  65,264
                                                                                         ----------------

OTHER (INCOME) EXPENSE:
       Interest expense                                                                           76,793
       Other Income                                                                              (44,018)
                                                                                         ----------------
                                                                                                  32,775
                                                                                         ----------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                          32,489

Provision for Income Taxes                                                                         8,100
                                                                                         ----------------

NET INCOME                                                                             $          24,389
                                                                                         ================




                                   See notes to financial statements

                                                  -4-


                                                   EXCELSIOR SPRINGS WATER CO., INC.

                                        STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                      YEAR ENDED OCTOBER 31, 1996
                                                                                                                       Total
                                                                          Additional                               Stockholders'
                                                         Common             Paid-in           Accumulated             Equity
                                                         Stock              Capital             Deficit              (Deficit)
                                                     ---------------    ----------------   ------------------   --------------------
Balance at October 31, 1995                        $         10,000   $         898,313  $        (1,146,913) $            (238,600)

Capital Contribution                                              -             325,692                    -                325,692

Net income - 1996                                                 -                   -               24,389                 24,389
                                                     ---------------    ----------------   ------------------   --------------------

Balance at October 31, 1996                        $         10,000   $       1,224,005  $        (1,122,524) $             111,481
                                                     ===============    ================   ==================   ====================





                                                   See notes to financial statements

                                                                  -5-

                                                EXCELSIOR SPRINGS WATER, CO., INC.

                                                     STATEMENT OF CASH FLOWS

                                                   YEAR ENDED OCTOBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                                                 $         24,389
                                                                                                                    ---------------
       Adjustments to reconcile net income to net cash provided by operating activities:
                 Depreciation and amortization of plant and equipment                                                      231,818
                 Other amortization                                                                                         25,200

                 Changes in assets and liabilities:
                       Increase in trade accounts receivable                                                               (12,264)
                       Decrease in inventories                                                                              24,023
                       Decrease in prepaid expenses and other current assets                                                 6,154
                       Increase in trade accounts payable                                                                   52,451
                       Decrease in accrued expenses                                                                        (28,094)
                       Increase in deposits                                                                                 17,026
                       Decrease in other liabilities                                                                        67,731
                                                                                                                    ---------------
                                                                                                                           384,045
                                                                                                                    ---------------

       NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                           408,434
                                                                                                                    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures                                                                                               (416,410)
                                                                                                                    ---------------

       NET CASH USED IN INVESTING ACTIVITIES                                                                              (416,410)
                                                                                                                    ---------------

CASH FLOW FROM FINANCING ACTIVITIES:
       Principal payments on long-term debt                                                                                (11,853)
                                                                                                                    ---------------

       NET CASH USED IN FINANCING ACTIVITIES                                                                               (11,853)
                                                                                                                    ---------------

NET DECREASE IN CASH                                                                                                       (19,829)

CASH AT BEGINNING OF YEAR                                                                                                   30,545
                                                                                                                    ---------------

CASH AT END OF YEAR                                                                                               $         10,716
                                                                                                                    ===============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
       Cash provided during the year for:
            Interest                                                                                              $         75,445
                                                                                                                    ===============
            Taxes                                                                                                 $          1,155
                                                                                                                    ===============





                                                See notes to financial statements

                                                               -6-



                                                EXCELSIOR SPRINGS WATER CO., INC.

                                               STATEMENT OF CASH FLOWS (continued)



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
       FINANCING ACTIVITIES:
            Capital Contribution
                 Forgiveness of accrued rents, royalties and interest
                       by shareholders                                                                            $        325,695
                                                                                                                    ===============

            Additions to property and equipment through
                 assumption of note payable                                                                       $         74,611
                                                                                                                    ===============


                                                See notes to financial statements
                                                               -7-

                        Excelsior Springs Water Co., Inc.
                          NOTES TO FINANCIAL STATEMENTS


1.       BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

                  Excelsior Springs Water Co., Inc. (the Company) bottles and distributes natural spring water in both reusable five gallon bottles and disposable bottles of various sizes. The Company also rents water coolers for use with the five gallon bottles, and distributes coffee and other related products. Water conditioning and filtration equipment was added as an additional product for resale.

                  As of August 27, 1997 the Company was acquired through a purchase type transaction by Vermont Pure Springs, Inc., a wholly owned subsidiary of Vermont Pure Holdings, Ltd.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.       Inventories

                  Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. The composition of the Company's inventories consists of the packaging materials for water products as well as coffee products.

B.       Property and Equipment

                  Property and equipment are recorded at cost. Depreciation is provided using the straight-line method and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the service lives of the improvements, whichever is shorter.

C.       Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.       Cash and Cash Equivalents

                  The Company includes as cash and cash equivalents all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid instruments, with original maturities of three months or less.

E.       Disclosures About the Fair Value of Financial Instruments

                  Statement of Financial Accounting Standards ("SFAS") No. 107 "Disclosures About Fair Value of Financial Instruments" requires disclosure about the fair value of all financial instruments. Carrying amounts of all financial instruments approximate fair value as of October 31, 1996.

                        Excelsior Springs Water Co., Inc.

                          NOTES TO FINANCIAL STATEMENTS

F.       Accounting for Long-Lived Assets

                  Under  the  requirements  of  SFAS  No.  121  "Accounting  for
         Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company is obligated to recognize an impairment loss on their long-lived assets whenever the sum of the expected future cash flows from their use is less than their carrying amount. Based on the Company's review as of October 31, 1996, no impairment of long-lived assets was evident.


3.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

                                                                 October 31,
                                         Life Range                 1996
                                      -----------------      ------------------
Vehicles and equipment                  5 - 20 years       $            612,937
Coolers                                   10 years                      856,914
Bottles                                    5 years                      655,965
Leasehold improvements                  7 - 20 years                    225,236
Office equipment                        3 - 20 years                    109,690
Coffee equipment                           7 years                      269,961
Crates                                     5 years                        7,480
                                                             -------------------
    Total                                                             2,738,183
Less: Accumulated depreciation                                        1,442,051
                                                             -------------------
    Net                                                    $          1,296,132
                                                             ===================


4.       SHORT-TERM AND LONG-TERM  OBLIGATIONS AND COMMITMENTS

A.       Short-Term Debt

                  Short-term debt at October 31, 1996 consists of a demand note payable at an interest rate of prime plus 1.75%. The note is secured by property and equipment, trade receivables, and the guarantee of certain shareholders.



                        Excelsior Springs Water Co., Inc.

                          NOTES TO FINANCIAL STATEMENTS

B.       Long-Term Debt

         Long-term debt at October 31, 1996 consists of the following:

Notes payable at interest rates ranging from 8.00% to 9.75%.
Payable in monthly installments of principal and interest through
2002.  85% guaranteed by the U.S. Small Business Administration.                 $            102,906

Notes payable based on settlement terms.  Payable in monthly installments of $2,000 through April 1997 with a balloon payment
due in the amount of $68,000 on May 1, 1997.                                                   80,000

Notes  payable at interest  rates  between  9.5% and 12.75%.  Payable in monthly installments of principal and interest  through 2001.  Secured by various assets of the Company and personal guarantees by
shareholders.                                                                                 105,201

Note payable at interest  rates  ranging from prime plus 2% to 10% payable until maturity at dates ranging from December 1, 1990 to
October 31, 1992.  The notes are unsecured.                                                   245,943

Note  payable  at an  interest  rate  of  prime  plus  2%.  Payable  in  monthly installments of $500 plus interest through August 1999 after which the remaining balance will be due in full. Secured by the
personal residence of a shareholder.                                                          262,622
                                                                                      ---------------

                                                                                              796,672
Less: current installments of long-term debt                                                  486,011
                                                                                      ---------------
Long-term debt, excluding current installments                                   $            310,661
                                                                                      ===============

                  During 1996 the Company was notified by its bank that the maturity of the notes payable guaranteed by the U.S. Small Business Administration has been accelerated. The Company disputes the bank's right to accelerate the note. Because of acceleration, the entire balance of these notes payable has been classified as a current liability.

                  During 1991, certain holders of unsecured notes issued by the Company containing provisions allowing for their conversion into common stock agreed to accept new notes in their place upon maturity rather than exercise their conversion feature. The new notes, which matured on October 31, 1992, do not contain any conversion features. One holder of the original notes has elected to exercise its conversion feature; however, as of October 31, 1996, the common stock has not been issued. A number of holders of the original notes have declined to sign new notes or exercise the conversion feature. As a result of the above, the outstanding principal balance, including capitalized interest, of $245,943 is included in current installments of long-term debt at

                        Excelsior Springs Water Co., Inc.

                          NOTES TO FINANCIAL STATEMENTS

         October 31, 1996. Several payments were made during 1996. The Company's management continues to negotiate for revised repayment terms and expects to continue to repay a portion of the notes during 1997.

         The aggregate principal payments on long-term debt during the years subsequent to October 31, 1996 are as follows:

Year ending October 31:
              1997                                            $         486,011
              1998                                                       32,974
              1999                                                      252,150
              2000                                                       15,314
              2001                                                        9,399
           Thereafter                                                       824
                                                                  --------------
                                                           $            796,672
                                                                  ==============

                  As part of the terms of the acquisition agreement between the Company and Vermont Pure Springs, Inc. all note holders and bank loans were subsequently satisfied.

C.       Commitments

                  The Company leases certain property and equipment used in its operations under operating lease arrangements. Rent expense recorded under operating leases during 1996 was $113,713.

         Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 1996 are:


1997                                                       $             78,699
1998                                                                     64,897
1999                                                                     60,766
2000                                                                     21,063
2001                                                                     13,000
                                                                  --------------
                                                           $            238,425
                                                                  ==============

                        Excelsior Springs Water Co., Inc.

                          NOTES TO FINANCIAL STATEMENTS

5.       RELATED PARTY TRANSACTIONS

                  During 1996, one of the Company's shareholders gave up his right to accrued rents, royalties and interest recorded by the Company for the periods prior to October 31, 1996. Additionally, another shareholder gave up his right to rents, royalties and interest accrued for the fiscal year ended October 31, 1996. The amount forgiven totaled $325,692, and is recorded as a capital contribution in the accompanying financial statements.

                  As a condition to the agreement that resulted in, among other things, the one shareholder's relinquishment of his right to accrued rents, royalties and interest, as described above, the Company granted a secondary security interest in the equipment located on the Company's property, as well as a secondary interest in any and all accounts receivable of the Company, to that shareholder.

                  The Company leases the property on which it is located from the Company's shareholders. During 1996, the Company recorded rent expense due to shareholders in the amount of $24,000. Accrued rent included in other liabilities totaled $0 at October 31, 1996.

                  In addition, the Company is required to pay royalties to the shareholders based upon the amount of water drawn from the natural spring located on the property discussed above. During 1996, the Company recorded royalty expense due to shareholders in the amount of $26,260. Accrued royalties included in other liabilities totaled $0 at October 31, 1996.

                  Included in long-term debt are notes payable, including capitalized interest, to relatives of a shareholder in the amount of $155,943 at October 31, 1996. Accrued interest on these notes included in the accompanying balance sheet amounted to $14,161 at October 31, 1996.


6.       INCOME TAXES

         The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of October 31, 1996 are presented below:



Deferred income tax assets:
    Allowance for doubtful accounts                                  $                9,000
    Equipment, principally due to differences in
      depreciation methods                                                           70,000
    Net operating loss carryforward                                                  75,000
                                                                       --------------------
        Total gross deferred tax assets                                             154,000
        Les valuation allowance                                                    (154,000)
                                                                       --------------------
        Net deferred income taxes                                    $                    -
                                                                       ====================


                                                           -12-

                        Excelsior Springs Water Co., Inc.

                          NOTES TO FINANCIAL STATEMENTS
                  As of October 31, 1996, the Company has Federal net operating loss carryforwards of approximately $222,000 and New York State net operating loss carryforwards of approximately $166,000 for both financial reporting and income tax purposes. These net operating loss carryforwards expire in varying amounts at various time through the year 2007.


7.       CONTINGENCIES

                  Certain legal claims have been filed against the Company relative to matters which have arisen in the normal course of business. In the opinion of management, liabilities, if any, arising from these proceedings would not have a material adverse effect on the financial position of the Company.


                                            EXCELSIOR SPRINGS WATER CO., INC.

                                                      BALANCE SHEET

                                                      JULY 31, 1997

                                                       (Unaudited)


                                                          ASSETS
CURRENT ASSETS:
       Cash                                                                                              $          21,611
       Trade accounts receivable, less allowance for doubtful
          accounts of $16,128                                                                                      313,327
       Inventories                                                                                                 150,679
       Prepaid expenses and other current assets                                                                    32,677
                                                                                                           ----------------

            TOTAL CURRENT ASSETS                                                                                   518,294


PROPERTY PLANT & EQUIPMENT, net of accumulated
       depreciation of $1,619,464                                                                                1,365,467

OTHER ASSETS                                                                                                        15,512
                                                                                                           ----------------

                                                                                                         $       1,899,273
                                                                                                           ================

                                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
       Short-term debt                                                                                   $         198,008
       Current installments of long-term debt                                                                      486,011
       Trade accounts payable                                                                                      327,932
       Accrued expenses                                                                                            253,637
       Deposits                                                                                                    212,492
                                                                                                           ----------------

            TOTAL CURRENT LIABILITIES                                                                            1,478,080

LONG-TERM DEBT, excluding current installments                                                                      92,085
                                                                                                           ----------------
TOTAL LIABILITIES                                                                                                1,570,165
                                                                                                           ----------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
       Common stock, no par value. Authorized 200 shares;
            issued and outstanding 83 shares                                                                        10,000
       Additional paid in-capital                                                                                1,304,657
       Accumulated deficit                                                                                        (985,549)
                                                                                                           ----------------
            TOTAL SHAREHOLDERS' EQUITY                                                                             329,108
                                                                                                           ----------------

                                                                                                         $       1,899,273
                                                                                                           ================

                                       See notes to unaudited financial statements

                                                           -14-




                                   EXCELSIOR SPRINGS WATER CO., INC.

                                        STATEMENT OF OPERATIONS

                                    NINE MONTHS ENDED JULY 31, 1997

                                              (Unaudited)


SALES                                                                                  $       2,322,915

COST OF SALES                                                                                    927,767
                                                                                         ----------------

GROSS PROFIT                                                                                   1,395,148

EXPENSES:
       Selling, general, and administrative expenses                                           1,202,104

                                                                                         ----------------
OPERATING INCOME (LOSS)                                                                          193,044
                                                                                         ----------------

OTHER EXPENSE (INCOME):
       Interest expense                                                                           69,431
       Other Income                                                                              (17,362)
                                                                                         ----------------
                                                                                                  52,069
                                                                                         ----------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                                                  140,975

Provision for Income Taxes                                                                         4,000
                                                                                         ----------------

NET INCOME (LOSS)                                                                      $         136,975
                                                                                         ================






                              See notes to unaudited financial statements

                                                  -15-

                                                EXCELSIOR SPRINGS WATER, CO., INC.

                                                     STATEMENT OF CASH FLOWS

                                                 NINE MONTHS ENDED JULY 31, 1997

                                                           (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                                                                 $        136,975
                                                                                                                    ---------------
       Adjustments to reconcile net income to net cash provided by operating activities:
                 Depreciation and amortization of plant and equipment                                                      177,414
                 Other amortization
                 (Gain) loss on unsalable inventory

                 Changes in assets and liabilities:
                       (Increase) in trade accounts receivable                                                             (89,795)
                       (Increase) in inventories                                                                           (14,813)
                       (Increase) in prepaid expenses and other current assets                                             (28,631)
                       Decrease in other assets                                                                             11,858
                       (Decrease) in trade accounts payable                                                                 (2,252)
                       Increase in short-term debt                                                                          99,004
                       Increase in accrued expenses                                                                        119,571
                       (Decrease) in deposits                                                                              (13,764)
                                                                                                                    ---------------
                                                                                                                           258,592
                                                                                                                    ---------------

       NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                           395,567
                                                                                                                    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital expenditures                                                                                               (246,748)
                                                                                                                    ---------------

       NET CASH USED IN INVESTING ACTIVITIES                                                                              (246,748)
                                                                                                                    ---------------

CASH FLOW FROM FINANCING ACTIVITIES:
       Increase in paid-in-capital                                                                                          80,652
       Principal payments on long-term debt                                                                               (218,576)
                                                                                                                    ---------------

       NET CASH USED IN FINANCING ACTIVITIES                                                                              (137,924)
                                                                                                                    ---------------

NET DECREASE IN CASH                                                                                                        10,895

CASH AT BEGINNING OF PERIOD                                                                                                 10,716
                                                                                                                    ---------------

CASH AT END OF PERIOD                                                                                             $         21,611
                                                                                                                    ===============






                                           See notes to unaudited financial statements

                                                               -16-


                        EXCELSIOR SPRINGS WATER CO., INC.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                         NINE MONTHS ENDED JULY 31, 1997




1.       BASIS OF PRESENTATION

                  The accompanying financial statements are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position and the results of operations for the interim period presented. All such adjustments are of a normal and recurring nature. The results of operations for any interim period are not necessarily indicative of the results attainable for a full fiscal year.

                                   Item 7 (b)
                         Pro Forma Financial Information

        VERMONT PURE HOLDINGS, LTD. AND EXCELSIOR SPRINGS WATER CO., INC.
                               UNAUDITED PRO FORMA
                        CONSOLIDATED FINANCIAL STATEMENTS


     The accompanying pro forma consolidated financial statements have been prepared to show the effects of the August 27,1997 acquisition of Excelsior Springs Water Co., Inc. ("Excelsior") by Vermont Pure Holdings, Ltd. (the "Company"). This acquisition is accounted for as a purchase business combination.

     The following unaudited pro forma consolidated balance sheet presents the pro forma financial position of the Company at July 31, 1997 as if the acquisition of Excelsior had occurred on such date. Included are adjustments to record the value of the consideration paid by the Company, the acquisition costs and the resulting goodwill.

     The unaudited pro forma consolidated statements of operations for the year ended October 31, 1996 and the nine months ended July 31, 1997 reflect the combined results of the Company and Excelsior as if the acquisition had occurred on November 1, 1995, adjusted to reflect goodwill amortization, amortization of other intangibles and interest on acquisition debt.

     The unaudited pro forma consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together as of November 1, 1995, nor may they be indicative of future operations. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company's and Excelsior's historical financial statements and notes thereto.

                                                        VERMONT PURE HOLDINGS LTD./EXCELSIOR SPRINGS WATER CO., INC.
                                                                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                                    ASSETS
                                                            Excelsior
                                          Vermont Pure    Springs Water
                                         Holdings, Ltd.     Co., Inc.                 Pro Forma Adjustments
                                                                           --------------------------------------
                                            July 26,         July 31,
                                         -------------   --------------    ----------------       ----------------
                                             1997              1997              DEBIT                 CREDIT               Total
                                         -------------   --------------    ----------------       ----------------    -------------
                                           (Unaudited)       (Unaudited)
CURRENT ASSETS:
Cash                                    $      247,854  $        21,611   $                 (1)$           220,995    $      48,470
Trade accounts receivable                    2,579,712          313,327                                                   2,893,039
Inventory                                      550,109          150,679                                                     700,788
Other current assets                           140,562           32,677                                                     173,239
                                         -------------   --------------                                               -------------
       TOTAL CURRENT ASSETS                  3,518,237          518,294                                                   3,815,536
                                         -------------   --------------                                               -------------

                                         -------------   --------------                                               -------------
PROPERTY AND EQUIPMENT - Net                 6,326,488        1,365,467                     (1)            490,764        7,201,191
                                         -------------   --------------                                               -------------

OTHER ASSETS:
       Intangible assets, net                2,291,299                -  (1)      2,805,493                               5,096,792
       Other assets                             21,918           15,512                                                      37,430
                                         -------------   --------------                                               -------------
            TOTAL OTHER ASSETS               2,313,217           15,512                                                   5,134,222
                                         -------------   --------------                                               -------------

                                                                           ================       ================
                                        $   12,157,942  $     1,899,273   $       2,805,493    $           711,759   $   16,150,949
                                         =============   ==============    ================       ================    =============

                                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable                 $    1,368,362  $       327,932   $          85,344    $                     $    1,610,950
       Customer deposits                       600,100          212,492                                                     812,592
       Accrued expenses                      1,221,952          253,637  (1)        195,152                               1,280,437
       Note payable bank                             -          198,008                     (1)            406,722          604,730
       Current portion of long-term debt       550,329          486,011  (1)        282,418                                 753,922
       Current portion of obligations
          under capital lease                   60,175                -                                                      60,175
                                         -------------   --------------                                             ---------------
            TOTAL CURRENT LIABILITIES        3,800,918        1,478,080                                                   5,122,806
                                         -------------   --------------                                             ---------------

LONG-TERM DEBT:
       Long-term debt                        3,706,929           92,085                     (1)          1,630,908        5,429,922
       Obligations under capital lease          66,169                -                                                      66,169
                                         -------------   --------------                                             ---------------
            TOTAL LONG-TERM DEBT             3,773,098           92,085                                                   5,496,091
                                         -------------   --------------                                             ---------------


                                         -------------   --------------                                             ---------------
       TOTAL LIABILITIES                     7,574,016        1,570,165                                                  10,618,897
                                         -------------   --------------                                             ---------------

STOCKHOLDER'S EQUITY:
 Common stock - $.001 par value,
   20,000,000 authorized shares,
   9,716,363 issued and outstanding,
   actual and 10,131,980 pro forma               9,716           10,000  (1)          9,584                                  10,132
 Paid-in-capital                            21,499,381        1,304,657  (1)        356,947                              22,447,091
 Accumulated deficit                       (16,925,171)        (985,549)                       (1)         985,549      (16,925,171)
                                         -------------   --------------                                             ---------------
            TOTAL STOCKHOLDERS' EQUITY       4,583,926          329,108                                                   5,532,052
                                         -------------   --------------                                             ---------------

                                                                           ================       ================
                                        $   12,157,942  $     1,899,273   $         929,445      $       3,023,179       16,150,949
                                         =============   ==============    ================       ================  ===============
                                                                 See notes to pro forma financial statements

                                                                                     -2-


                                                     VERMONT PURE HOLDINGS, LTD./EXCELSIOR SPRINGS WATER CO., INC.

                                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                                                    Excelsior
                                 Vermont Pure        Springs
                                 Holdings, Ltd.   Water Co., Inc.                   Pro Forma Adjustments
                                                                       -----------------------------------------
                                   October 26,      October 31,
                                  -------------    -------------       --------------------    -----------------
                                      1996              1996                   DEBIT                    CREDIT               Total
                                  -------------    -------------       --------------------    -----------------    ---------------
SALES                            $   11,878,829   $    2,723,172      $                       $                    $     14,602,001

COST OF SALES                         6,162,903        1,277,235                                                          7,440,138
                                  -------------    -------------                                                    ---------------

GROSS PROFIT                          5,715,926        1,445,937                                                          7,161,863
                                  -------------    -------------                                                    ---------------

OPERATING EXPENSES:
       Selling, General and
            administrative            4,234,104        1,380,673     (3)          19,448                                  5,634,225
       Advertising expenses           2,348,327                -                                                          2,348,327
       Amortization                     143,094                -     (1)         184,493                                    327,587
                                  -------------    -------------                                                    ---------------
            TOTAL OPERATING
                 EXPENSES             6,725,525        1,380,673                                                          8,310,139
                                  -------------    -------------                                                    ---------------

OPERATING PROFIT (LOSS)              (1,009,599)          65,264                                                         (1,148,276)

OTHER (INCOME) EXPENSE:
       Interest, net                    196,630           76,793     (3)         141,116                                    414,539
       Miscellaneous                     61,102          (44,018)                                                            17,084
                                  --------------    -------------                                                    --------------

NET LOSS BEFORE
       INCOME TAXES                  (1,267,331)          32,489                                                         (1,579,899)

PROVISION FOR INCOME TAXES                    -            8,100                            (4)            8,100                  -
                                  -------------    -------------                                                    ---------------

                                                                       =================       =================
NET LOSS                         $   (1,267,331)  $       24,389      $          345,057      $            8,100   $     (1,579,899)
                                  =============    =============       =================       =================    ===============

NET LOSS PER SHARE               $        (0.13)                                                                   $          (0.16)
                                  =============                                                                     ===============

WEIGHTED AVERAGE SHARES               9,678,268                                  415,617                                 10,093,885
                                  =============                        =================                            ===============







                                                             See notes to pro forma financial statements

                                                                                 -3-

                                                     VERMONT PURE HOLDINGS, LTD./EXCELSIOR SPRINGS WATER CO., INC.

                                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                                                      Excelsior
                                    Vermont Pure       Springs
                                   Holdings, Ltd.   Water Co., Inc.                  Pro Forma Adjustments
                                                                         -----------------------------------------
                                     July 26,          July 31,
                                  --------------    --------------       --------------------     ----------------
                                       1997              1997                   DEBIT                  CREDIT               Total
                                  --------------    --------------       --------------------     ----------------    --------------
                                     (Unaudited)       (Unaudited)

SALES                            $    12,255,738   $     2,322,915      $                      $                  $      14,578,653

COST OF SALES                          5,361,124           927,767                                                        6,288,891
                                  --------------    --------------                                                    --------------

GROSS PROFIT                           6,894,614         1,395,148                                                        8,289,762
                                  --------------   --------------                                                     --------------

OPERATING EXPENSES:
       Selling, General and
            administrative             4,176,986         1,202,104     (2)         14,586                                 5,393,676
       Advertising expenses            2,410,552                 -                                                        2,410,552
       Amortization                      136,659                 -     (1)        138,369                                   275,028
                                  --------------    --------------                                                    --------------
            TOTAL OPERATING
                 EXPENSES              6,724,197         1,202,104                                                        8,079,256
                                  --------------    --------------                                                    --------------

OPERATING PROFIT (LOSS)                  170,417           193,044                                                          210,506

OTHER (INCOME) EXPENSE:
       Interest, net                     230,939            69,431     (3)        105,837                                   406,207
       Miscellaneous                     (17,954)          (17,362)                                                         (35,316)
                                  --------------    --------------                                                    --------------

NET LOSS BEFORE
       INCOME TAXES                     (42,568)          140,975                                                         (160,385)

PROVISION FOR INCOME TAXES                     -             4,000                           (4)            1,000             3,000
                                  --------------    --------------                                                    --------------

                                                                         ================       =================
NET LOSS                         $       (42,568)  $       136,975      $         258,792      $            1,000   $      (163,385)
                                  ==============    ==============       ================       =================     ==============

NET LOSS PER SHARE               $         (0.00)                                                                   $         (0.02)
                                  ==============                                                                      ==============

WEIGHTED AVERAGE SHARES                9,697,316                                  415,617                                10,112,933
                                  ==============                         ================                             ==============






















                                                             See notes to pro forma financial statements
                                                                             -4-



        VERMONT PURE HOLDINGS, LTD. AND EXCELSIOR SPRINGS WATER CO., INC.
                          NOTES TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS


A. The following unaudited pro-forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at July 31, 1997:

     (1) To record the acquisition of 100% of the stock of Excelsior Springs Water Co., Inc.

         The purchase price totaled $2,261,112 and consisted of 363,014 shares of common stock with a fair value of $828,126, notes payable totaling $533,729 and cash in the amount of $899,257. Acquisition costs totaled $176,808. Financing was provided through an acquisition line of credit with Chittendon Bank in the amount of $1,750,000. An additional 52,603 shares, valued at $120,000 were issued for a non-compete agreement.

         Upon the closing of the acquisition, the Company immediately paid off certain selected liabilities of Excelsior, consisting of loans payable aggregating $599,518, accrued interest of $195,152 and certain payables totaling $85,344.

         The fair value of tangible and identifiable intangible assets acquired aggregated $1,706,894 at the acquisition date. The Company did not acquire certain machinery and equipment which were owned by Excelsior. Liabilities assumed aggregated $745,774 at the acquisition date (after the repayments discussed above). Resulting goodwill totals approximately $2.5 million.

B. The following pro-forma adjustments are included in the accompanying unaudited pro forma consolidated statements of operations for the nine months ended July 31, 1997 and the year ended October 31, 1996 which have been prepared to reflect the August 27, 1997 acquisition as if it had occurred on November 1, 1995:

     (1) To amortize goodwill recorded in the acquisition over a period of 20 years, customer list valued at $177,297 over a period of five years and a non-compete agreement valued at $132,656 over a period of five years.

     (2) To amortize prepaid consulting agreement in the amount of $58,345, over its contractual period of three years.

     (3) To record interest expense on the increased debt levels resulting from the acquisition.

     (4)      To adjust income tax expense.


                                       -5-